EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors TriState Capital Holdings, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
October 2, 2020